Exhibit 10.25
Schedule of 2006 Officer Award Values under the PG&E Corporation 2006 Long-Term Incentive Plan

The total values of equity awards made under the 2006 Long-Term Incentive Plan (LTIP) on January 3, 2006 to certain executive officers of PG&E Corporation and the Utility are as follows:

Name and Title	2006 LTIP Award Value
Peter A. Darbee, Chairman of the Boards, Chief Executive Officer and President, PG&E Corporation	$3,500,000
Thomas B. King, President and Chief Executive Officer, Utility	$1,450,000
Christopher P. Johns, Senior Vice President, Chief Financial Officer and Treasurer, PG&E Corporation and Utility	$900,000
Bruce R. Worthington, Senior Vice President and General Counsel, PG&E Corporation	$800,000
Rand L. Rosenberg, Senior Vice President, Corporate Strategy and Development	$800,000

The equity awards were divided equally between restricted stock and performance shares based on a per share price of PG&E Corporation common stock of $35.929, the average closing price of PG&E Corporation common stock on the New York Stock Exchange for the month of November 2005.